Exhibit 10.1
DATED THIS 22ND DAY OF DECEMBER, 2009
ENSCO INTERNATIONAL PUBLIC LIMITED COMPANY

DEED OF ASSUMPTION
relating to
Equity Incentive Plans of Ensco International Incorporated

DEED OF ASSUMPTION
OF
ENSCO INTERNATIONAL PUBLIC LIMITED COMPANY
This Deed relating to the equity incentive plans of ENSCO International Incorporated (“Ensco Delaware”), as listed in Annex A and Annex B, is made on 22 December, 2009 by ENSCO INTERNATIONAL PUBLIC LIMITED COMPANY (incorporated in England and Wales with registered number 7023598) whose registered office is at ENSCO House, Badentoy Avenue, Badentoy Industrial Estate, Aberdeen, AB12 4YB, Scotland (“Ensco UK”).
     WHEREAS, the board of directors and the stockholders of Ensco Delaware have approved the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), by and between Ensco Delaware and ENSCO Newcastle LLC;
     WHEREAS, pursuant to the Merger Agreement, Ensco Delaware will become a wholly-owned subsidiary of Ensco UK;
     WHEREAS, pursuant to the Merger Agreement, each issued and outstanding share of Ensco Delaware common stock will be converted into the right to receive one American depositary share (“ADS”), which represents one Class A Ordinary Share of Ensco UK and is evidenced by an American depositary receipt (“ADR”);
     WHEREAS, in connection with the Merger Agreement, Ensco UK proposes to adopt and assume certain of the equity incentive plans previously sponsored by Ensco Delaware and the outstanding awards thereunder (the “Assumed Plans”) and agrees that ADSs shall be used or referenced in connection with rights granted under certain other of the equity incentive plans that will remain sponsored by Ensco Delaware (the “Remaining Plans”) (the “Assumption”);
     WHEREAS, in connection with the Merger Agreement, Ensco Delaware amended the Assumed Plans and the Remaining Plans as necessary or appropriate (i) to facilitate the assumption and adoption by Ensco UK of the applicable equity incentive plans and the various rights, duties or obligations thereunder, (ii) to reflect the issuance of ADSs or rights over ADSs (rather than shares of Ensco Delaware common stock or rights over such shares) and the conversion of Ensco Delaware common stock to ADSs, (iii) to provide for the appropriate substitution of Ensco UK in place of Ensco Delaware where applicable, (iv) to provide that the merger will not constitute a change in control under the terms of the equity incentive plans, and (v) to comply with applicable English or U.S. corporate or tax law requirements;
     WHEREAS, the Assumed Plans and the Remaining Plans (as so amended) are annexed to this Deed of Assumption; and
     WHEREAS, upon the Merger Agreement becoming effective (the “Effective Time”), Ensco UK desires to assume (1) sponsorship of the Assumed Plans, (2) the rights and obligations of Ensco Delaware under the Assumed Plans, and (3) the rights and obligations of Ensco Delaware related to the issuance of its securities under the Remaining Plans;
NOW THIS DEED WITNESSES AS FOLLOWS:
A.	Ensco UK hereby declares, undertakes and agrees for the benefit of each participant in the Assumed Plans that, with effect from the Effective Time, it shall:

1.	accept assignment of and assume the Assumed Plans from Ensco Delaware;

2.	undertake and discharge all of the rights and obligations relating to sponsorship of the Assumed Plans which have been undertaken and were to be discharged by Ensco Delaware prior to the Effective Time;

3.	exercise all of the powers of the plan sponsor relating to the Assumed Plans which were exercised by Ensco Delaware prior to the Effective Time;

4.	be bound by the terms of the Assumed Plans so that Ensco UK will be bound by the requirements, without limitation, that:
4.1	any outstanding Plan Award (as such term is defined in the Ensco International Incorporated 2005 Long Term Incentive Plan ), any outstanding Award (as such term is defined in the Ensco International Incorporated 1998 Incentive Plan) and any outstanding Benefit (as such term is defined in the Ensco International Incorporated 2000 Stock Option Plan) and any other right to shares of Ensco Delaware common stock, including rights to purchase shares of Ensco Delaware common stock under The Ensco Multinational Savings Plan (collectively, the “Assumed Awards”) shall be subject to the same terms and conditions of the respective Assumed Plan (each as amended by Ensco Delaware) or any agreement evidencing or relating to a Plan Award, Award, Benefit or other right (each, a “Plan Document”, and collectively, the “Plan Documents”) as in effect immediately prior to the effective date of this Deed, including the vesting schedule set forth in the applicable Assumed Award, save for such changes as are necessary to effectuate and reflect the assumption by Ensco UK of the respective Assumed Plan and Assumed Award and the rights and obligations of Ensco Delaware thereunder;

4.2	to the extent any Plan Document provides for the grant, issuance, acquisition, delivery, holding or purchase of, or otherwise relates to or references, shares of Ensco Delaware common stock or rights to shares of Ensco Delaware common stock (or rights to receive benefits or amounts by reference to those shares), then, pursuant to the terms hereof and thereof, such Plan Document is hereby amended to provide for the grant, issuance, acquisition, delivery, holding or purchase of, or otherwise relates to or references, ADSs or ADRs or rights to ADSs or ADRs, as applicable (or rights to receive benefits or amounts by reference to the ADSs), on a one-for-one basis;

4.3	all references in the Assumed Plans to Ensco Delaware or its predecessors are hereby amended to be references to Ensco UK, except where the context dictates otherwise;

4.4	all references to the board of directors (or relevant committee of the board of directors) in the Assumed Plans shall henceforth be taken to be references to the board of directors of Ensco UK (or relevant committee of the board of directors of Ensco UK), except where the context dictates otherwise;

4.5	all outstanding Assumed Awards or any other benefits available which have been granted under the Assumed Plans shall remain outstanding pursuant to the terms outlined in this Deed;

4.6	each Assumed Award shall, pursuant to the terms hereof and thereof, be exercisable, issuable, held, available or vest upon the same terms and conditions as under the applicable Plan Document, except that upon the exercise, issuance, holding, availability or vesting of such Assumed Awards, as applicable, ADSs evidenced by ADRs are hereby issuable or available in lieu of shares of Ensco Delaware common stock on a one-for-one basis; and

4.7	if any benefits or amounts due are determined by reference to ordinary shares, they will henceforth be determined by reference to ADSs.

5.	Ensco UK hereby assumes and adopts, for the time being, the form of agreement adopted by Ensco Delaware for the issuance of Assumed Awards on and after the Effective Time, with such amendments and modifications thereto as may be necessary or appropriate to effectuate and reflect the requirements of English law and to effectuate and reflect the assumption by Ensco UK of the Assumed Plans and the form of agreement and the rights and obligations of Ensco Delaware thereunder.

6.	Each Assumed Award that is a stock option shall have the same exercise price for each ADS under the option, as the stock option had previously for each share of Ensco common stock under the stock option.

7.	Ensco UK hereby grants, conditional upon the Merger Agreement becoming effective, each Assumed Award on the terms set out in this Deed. Each Assumed Award shall be treated as coming into effect immediately on the Effective Time.

8.	This deed shall be governed by and construed in accordance with the laws of England and Wales.

B.	Ensco UK hereby declares, undertakes and agrees for the benefit of each participant in the Remaining Plans that, with effect from the Effective Time, it shall, to the extent the Remaining Plans provide for the issuance, acquisition, delivery, holding or purchase of shares of, or otherwise relate to or reference, Ensco Delaware common stock or rights to shares of Ensco common stock (or rights to receive benefits or amounts by reference to those shares), issue or cause to be issued, acquired, delivered, held, or purchased ADSs or ADRs, as applicable, and such Plan is hereby amended to provide for the issuance, acquisition, delivery, holding or purchase of, or otherwise relate to or reference, ADSs or ADRS, as applicable (or rights to receive benefits or other amounts by reference to ADSs determined in accordance with the Plan), on a one-for-one basis.
IN WITNESS WHEREOF this Deed has been executed by Ensco UK on the date first above written.

EXECUTED AS A DEED AND DELIVERED BY	)
ENSCO INTERNATIONAL PUBLIC LIMITED COMPANY	)
acting by:	)

/s/ James W. Swent III
James W. Swent III

/s/ David A. Armour
David A. Armour

ANNEX A
Assumed Plans
1.	ENSCO International Incorporated 2005 Long Term Incentive Plan;

2.	ENSCO International Incorporated 1998 Incentive Plan;

3.	ENSCO International Incorporated 2000 Stock Option Plan; and

4.	The Ensco Multinational Savings Plan

ANNEX B
Remaining Plans
1.	ENSCO Savings Plan;

2.	ENSCO International Incorporated 2005 Supplemental Executive Retirement Plan;

3.	ENSCO International Incorporated 2005 Non-Employee Director Deferred Compensation Plan;

4.	ENSCO International Incorporated Supplemental Executive Retirement Plan; and

5.	ENSCO International Incorporated Non-Employee Director Deferred Compensation Plan.